Exhibit 5.1

8 May 2025	Our Ref: RN/ds/A6067-A03857

Aspen Insurance Holdings Limited 141 Front Street Hamilton HM 19 Bermuda
Dear Addressees
ASPEN INSURANCE HOLDINGS LIMITED (THE “COMPANY”)
We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with a registration statement on form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 8 May 2025 (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933 (as amended) (the “Securities Act”) of 5,166,555 Class A ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), issuable pursuant to the Plan (as defined in Schedule 1) of the Company.
For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1 (the "Documents").
In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.
We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.
Based upon the foregoing examinations and the assumptions and qualifications set out below and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion the Ordinary Shares will upon payment and delivery as contemplated by the Registration Statement and Plan and any relevant agreements duly authorised by and in accordance with the Plan, be duly authorised and validly issued, fully paid and non-assessable.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.
This opinion shall be construed in accordance with the laws of Bermuda.

Walkers (Bermuda) Limited
Park Place, 55 Par La Ville Road, Hamilton HM11, Bermuda
T +1 441 242 1500 www.walkersglobal.com
Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore
The title of "partner' is used to refer to a consultant or employee of Walkers (Bermuda) Limited with equivalent standing and qualifications.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Yours faithfully
/s/Walkers (Bermuda) Limited
WALKERS (BERMUDA) LIMITED

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SCHEDULE 1
LIST OF DOCUMENTS EXAMINED
1.The Certificate of Incorporation dated 23 May 2002, the Memorandum of Association as registered on 23 May 2002, the Third Amended and Restated Bye-laws of the Company as adopted on 30 March 2025 (together the "Memorandum and Bye-laws"), Register of Members, Register of Directors and Officers, in each case of the Company, copies of which have been provided to us by the Company Secretary (together, the "Company Records").
2.A copy of the executed unanimous written resolutions of the board of directors of the Company dated 30 November 2023 and 19 March 2025 (together, the "Board Resolutions") and the executed written resolutions of the sole ordinary shareholder of the Company dated 22 March 2025 (the "Shareholder Resolutions" and together with the Board Resolutions, the "Resolutions").
3.A copy of the final form of the Registration Statement on Form S-8, which incorporates the Company's 2025 Equity and Incentive Plan and the Company's Share Incentive Plan filed pursuant to Rule 428 under the Securities Act on 8 May 2025.
4.A copy of the Company’s 2025 Equity and Incentive Plan and the Company’s Share Incentive Plan (together, the “Plan”).

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SCHEDULE 2
ASSUMPTIONS
1.There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Documents or in any contracts or instruments, including but not limited to indentures and instruments, prepared in relation to the offer and creation of any of the Ordinary Shares, as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.
2.The Plan constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than Bermuda).
3.The choice of the laws of the jurisdiction selected to govern the Plan has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than Bermuda).
4.All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement and the Plan outside Bermuda to ensure the legality, validity and enforceability of the Registration Statement and the Plan have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.
5.The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us.
6.The Memorandum of Association and Bye-laws reviewed by us are the memorandum of association and bye-laws of the Company in force at the date hereof.
7.The Company Records are complete and accurate and all matters required by law and the Memorandum of Association and Bye-laws of the Company to be recorded therein are so recorded.
8.The Resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director of the Company in the case of the Board Resolutions and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.
9.The Resolutions remain in full force and effect and have not been revoked or varied.
10.There is no provision of any award agreement granted pursuant to the Plan which would have any implication in relation to the opinions expressed herein.

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SCHEDULE 3
QUALIFICATIONS
1.We express no opinion upon any provisions in the Documents which contain a reference to any law or statute that is not a Bermudian law or statute.
2.We express no opinion with respect to the issue of the Ordinary Shares pursuant to any provision of the Plan that purports to obligate the Company to issue such Ordinary Shares following the commencement of a winding up of the Company.
3.Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.
4."Non-assessability" is not a legal concept under Bermuda law. Reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no member shall be:
(a)obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and
(b)bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which they became a member, if and so far as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise to pay money to, the Company.